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                                  EXHIBIT 3.2

                        BYLAWS OF FULTON BANCORP, INC.

                                    BYLAWS

                                      OF

                             FULTON BANCORP, INC.


                                   ARTICLE I

                                  HOME OFFICE

          The home office of Fulton Bancorp, Inc. (herein the "Corporation") shall be at 410 Market Street, Fulton, Missouri. The Corporation may also have offices at such other places within or without the State of Missouri as the board of directors shall from time to time determine.

                                  ARTICLE II

                                 STOCKHOLDERS

          SECTION 1.    Place of Meetings.  All annual and special meetings of
                        -----------------
stockholders shall be held at the home office of the Corporation or at such other place within or without the State in which the home office of the Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

          SECTION 2.    Annual Meeting.  A meeting of the stockholders of the
                        --------------
Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

          SECTION 3.    Special Meetings.  Special meetings of the stockholders
                        ----------------
for any purpose or purposes may be called at any time by the majority of the board of directors or by a committee of the board of directors in accordance with the provisions of the Corporation's Certificate of Incorporation.

          SECTION 4.    Conduct of Meetings.  Annual and special meetings shall
                        -------------------
be conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

          SECTION 5.    Notice of Meetings.  Written notice stating the place,
                        ------------------
day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

          SECTION 6.    Fixing of Record Date.  For the purpose of determining
                        ---------------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action is to be taken. When a determination of stockholders entitled to vote at any
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meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

          SECTION 7.    Voting Lists.  The officer or agent having charge of
                        ------------
the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Corporation, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

          SECTION 8.    Quorum.  A majority of the outstanding shares of the
                        ------
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          SECTION 9.    Proxies.  At all meetings of stockholders, a stockholder
                        -------
may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

          SECTION 10.   Voting.  At each election for directors every
                        ------
stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Certificate of Incorporation, by Statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

          SECTION 11.   Voting of Shares in the Name of Two or More Persons.
                        ---------------------------------------------------
When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

          SECTION 12.   Voting of Shares by Certain Holders.  Shares standing in
                        -----------------------------------
the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

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          A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

          SECTION 13.   Inspectors of Election.  In advance of any meeting of
                        ----------------------
stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

          Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

          SECTION 14.   Nominating Committee.  The board of directors shall act
                        --------------------
as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.

          SECTION 15.   New Business.  Any new business to be taken up at the
                        ------------
annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Certificate of Incorporation.

                                  ARTICLE III

                              BOARD OF DIRECTORS

          SECTION 1.    General Powers.  The business and affairs of the
                        --------------
Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a president from among its members and may also elect a chairman of the board from among its members. The board of directors shall designate, when present, either the chairman of the board or the president to preside at its meetings.

          SECTION 2.    Number, Term and Election.  The board of directors shall
                        -------------------------
initially consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. One class shall be elected by ballot annually. The board of directors shall be classified in accordance with the provisions of the Corporation's Certificate of Incorporation.

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          SECTION 3.    Qualification.  Each director shall at all times be the
                        -------------
beneficial owner of not less than 100 shares of capital stock of the Corporation.

          SECTION 4.    Regular Meetings.  A regular meeting of the board of
                        ----------------
directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 5.    Special Meetings.  Special meetings of the board of
                        ----------------
directors may be called by or at the request of the chairman of the board or the president, or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place in the State of Missouri as the place for holding any special meeting of the board of directors called by such persons.

          Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

          SECTION 6.    Notice.  Written notice of any special meeting shall be
                        ------
given to each director at least two days previous thereto delivered personally or by telecopier or telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered by telecopier or to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 7.    Quorum.  A majority of the number of directors fixed by
                        ------
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

          SECTION 8.    Manner of Acting.  The act of the majority of the
                        ----------------
directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Certificate of Incorporation, or the General Corporation Law of the State of Delaware.

          SECTION 9.    Action Without a Meeting.  Any action required or
                        ------------------------
permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

          SECTION 10.   Resignation.  Any director may resign at any time by
                        -----------
sending a written notice of such resignation to the home office or the administrative office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified herein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

          SECTION 11.   Vacancies.  Any vacancy occurring in the board of
                        ---------
directors shall be filled in accordance with the provisions of the Corporation's Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two thirds of the directors then in office. The term of such director shall be in accordance with the provisions of the Corporation's Certificate of Incorporation.

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          SECTION 12.   Removal of Directors.  Any director or the entire board
                        --------------------
of directors may be removed only in accordance with the provisions of the Corporation's Certificate of Incorporation.

          SECTION 13.   Compensation.  Directors, as such, may receive a stated
                        ------------
fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

          SECTION 14.   Presumption of Assent.  A director of the Corporation
                        ---------------------
who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

          SECTION 15.   Advisory Directors.  The board of directors may by
                        ------------------
resolution appoint advisory directors or directors emeriti to the board, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

                                  ARTICLE IV

                     COMMITTEES OF THE BOARD OF DIRECTORS

          SECTION 1.    Appointment.  The board of directors may, by resolution
                        -----------
adopted by a majority of the full board, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of any such committee.

          SECTION 2.    Authority.  Any such committee shall have all the
                        ---------
authority of the board of directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the committee; and except also that no committee shall have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Corporation, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; the approval of a transaction in which any member of the committee, directly or indirectly, has any material beneficial interest; the filling of vacancies on the board of directors or in any committee; or the appointment of other committees of the board of directors or members thereof.

          SECTION 3.    Tenure.  Subject to the provisions of Section 8 of this
                        ------
Article IV, each member of a committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the committee.

          SECTION 4.    Meetings.  Unless the board of directors shall otherwise
                        --------
provide, regular meetings of any committee appointed pursuant to this Article IV shall be at such times and places as are determined by the board of directors, or by any such committee. Special meetings of any such committee may be held at the principal executive office of the Corporation, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice shall been given in the

                                       5
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manner provided for the giving of notice to members of the board of directors of the time and place of special meetings of the board of directors.

          SECTION 5.    Quorum.  A majority of the members of any committee
                        ------
shall constitute a quorum for the transaction of business at any meeting thereof.

          SECTION 6.    Action Without a Meeting.  Any action required or
                        ------------------------
permitted to be taken by any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of any such committee.

          SECTION 7.    Resignations and Removal.  Any member of any committee
                        ------------------------
may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of any committee may resign from any such committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 8.    Procedure.  Unless the board of directors otherwise
                        ---------
provides, each committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

                                   ARTICLE V

                                   OFFICERS

          SECTION 1.    Positions.  The officers of the Corporation shall be a
                        ---------
president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Corporation. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

          SECTION 2.    Election and Term of Office.  The officers of the
                        ---------------------------
Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

          SECTION 3.    Removal.  Any officer may be removed by vote of two-
                        -------
thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 4.    Vacancies.  A vacancy in any office because of death,
                        ---------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

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          SECTION 5.    Remuneration.  The remuneration of the officers shall be
                        ------------
fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 1.    Contracts.  To the extent permitted by applicable law,
                        ---------
and except as otherwise prescribed by the Corporation's Certificate of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

          SECTION 2.    Loans.  No loans shall be contracted on behalf of the
                        -----
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

          SECTION 3.    Checks, Drafts, Etc.  All checks, drafts or other orders
                        -------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

          SECTION 4.    Deposits.  All funds of the Corporation not otherwise
                        --------
employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

                                  ARTICLE VII

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 1.    Certificates for Shares.  The shares of the Corporation
                        -----------------------
shall be represented by certificates signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or by the secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

          SECTION 2.    Form of Share Certificates.  All certificates
                        --------------------------
representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

          Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

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          SECTION 3.    Payment for Shares.  No certificate shall be issued for
                        ------------------
any shares until such share is fully paid.

          SECTION 4.    Form of Payment for Shares.  The consideration for the
                        --------------------------
issuance of shares shall be paid in accordance with the provisions of the Corporation's Certificate of Incorporation.

          SECTION 5.    Transfer of Shares.  Transfer of shares of capital stock
                        ------------------
of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

          SECTION 6.    Stock Ledger.  The stock ledger of the Corporation shall
                        ------------
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 7.    Lost Certificates.  The board of directors may direct a
                        -----------------
new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

          SECTION 8.    Beneficial Owners.  The Corporation shall be entitled to
                        -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE VIII

                           FISCAL YEAR; ANNUAL AUDIT

          The fiscal year of the Corporation shall end on the 30th day of April of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                  ARTICLE IX

                                   DIVIDENDS

          Subject to the provisions of the Certificate of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                   ARTICLE X

                                CORPORATE SEAL

          The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                  ARTICLE XI

                                  AMENDMENTS

          In accordance with the Corporation's Certificate of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.

                                       9